Exhibit 99.1

Contacts:	Steven O. Cordier Senior Vice President and CFO Penford Corporation 303-649-1900 steve.cordier@penx.com
Penford Reports First Quarter Fiscal 2011 Financial Results
Revenue increased 7% over prior year. Food and Industrial segments post record 1st quarter sales.
Higher ethanol returns and cost improvements contribute to consolidated results.
Operating income improved $5.8 million sequentially from 4th quarter 2010 and was comparable to prior year.
CENTENNIAL, Co., January 6, 2011 — Penford Corporation (Nasdaq: PENX), a leader in renewable ingredient systems for industrial and food applications, today reported that consolidated sales for the quarter ended November 30, 2010 were $72.3 million compared with $67.1 million a year ago. Net income from continuing operations was $0.3 million, or $0.03 per diluted share, for the quarter ended November 30, 2010 compared to net income from continuing operations of $1.1 million, or $0.09 per diluted share last year.
A table summarizing first quarter fiscal 2011 financial results is shown below:

Penford Corporation — Financial Highlights
(In thousands except per share data)
	Q1 FY11	Q1 FY10	4Q FY10

Industrial Ingredients:
Sales	$53,930	$50,308	$45,633
Gross margin	2,904	4,986	(1,907)
Operating income (loss)	142	2,154	(5,098)

Food Ingredients:
Sales	$18,336	$16,762	$17,369
Gross margin	6,353	5,642	5,406
Operating income	4,808	3,581	3,698

Consolidated:
Sales	$72,266	$67,070	$63,002
Gross margin	9,257	10,628	3,499
Operating income (loss)	2,969	3,142	(2,796)
Net income (loss) from continuing operations	336	1,056	(3,126)
Diluted earnings (loss) per share — continuing operations	$0.03	$0.09	$(0.26)
Diluted earnings (loss) per share — discontinued operations	—	0.31	—

Diluted earnings (loss) per share	$0.03	$0.40	$(0.26)

Food Ingredients Results
•	Food Ingredients first quarter sales expanded 9% from the prior year on volume gains and product mix improvements. Sales of non-coating applications, which contributed over 50% of first quarter revenues, expanded by 20% from last year.

•	New business in dairy, pet and gluten-free bakery products contributed the majority of revenue growth.

•	Gross margin improved from last year as unit raw material costs fell more than 10% and higher plant throughput reduced manufacturing costs. Operating income increased by 34% from a year ago.

Industrial Ingredients Results
•	Industrial Ingredient first quarter revenue of $53.9 million increased 7% from a year ago despite lower prices for paper starches. Sales of the Company’s specialty Liquid Natural Additive applications grew by over 10% in the quarter.

•	Sales of ethanol in the first quarter of fiscal 2011 increased 37% to $24.6 million from $18.0 million a year ago on double-digit growth in both volume and average unit pricing. Ethanol sales represent 46% of the total industrial segment.

•	Penford continues to introduce new applications that offer sustainable alternatives for petroleum-derived materials. The Company recently announced that is conducting trials with major producers of food packaging materials for a novel technology to replace fluorochemicals used in food wraps and other packaging applications.

•	Gross margin and operating income were $2.0 million below the prior year. Depressed paper starch prices and higher costs for raw materials outpaced sales gains as well as improvements in manufacturing costs and plant efficiencies.

•	Segment operating income increased $5.2 million sequentially from the fourth quarter of fiscal 2010 on improved results from ethanol operations and stronger sales of industrial starches.
Consolidated Financial Results
•	Consolidated operating income of $3.0 million for the first quarter fiscal 2011 rose $5.8 million over the fourth quarter of fiscal 2010 and $7.1 million over the third quarter of fiscal 2010. Consolidated first quarter 2011 sales grew 8% and operating expenses decreased $1.3 million compared with the first quarter of fiscal 2010.

•	Interest expense, which includes dividends on preferred stock, was $2.3 million compared with $1.8 million last year.

•	The effective tax rate for the first quarter was 57%. Dividends on the Company’s preferred stock, which are recorded as interest expense, are not deductible for federal income tax purposes.
Cash and Debt
•	Cash provided by operations in the first quarter of 2011 was $4.7 million.

•	Bank loan facility debt outstanding was reduced by $2.0 to $16.9 million at November 30, 2010.
Conference Call
Penford will host a conference call to discuss fiscal 2011 financial and operational results today, January 6, 2011 at 9:00 a.m. Mountain time (11:00 a.m. Eastern time). Access information for the call and web-cast can be found at www.penx.com. To participate in the call on January 6, 2011, please phone 1-877-407-9205 at 8:50 a.m. Mountain Time. A replay will be available at www.penx.com.
About Penford Corporation
Penford Corporation develops, manufactures and markets specialty, natural-based ingredient systems for a variety of industrial and food applications. Penford has five manufacturing and/or research locations in the United States.
     The statements contained in this release that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as “believes,” “may,” “will,” “looks,” “should,” “could,” “anticipates,” “expects,” or comparable terminology or by discussions of strategies or trends. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly affect expected results. Actual future results could differ materially from those described in such forward-looking statements, and the Company does not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are the risks and uncertainties discussed in this release and those described from time to time in other filings with the Securities and Exchange Commission which include, but are not limited to: competition; the possibility of interruption of business activities due to equipment problems, accidents, strikes, weather or other factors; product development risk; changes in corn and other raw material prices and availability; the Company’s inability to comply with the terms of instruments governing the Company’s debt; the effects of the current economic recession as well as other changes in general economic conditions or developments with respect to specific industries or customers affecting demand for the Company’s products, including unfavorable shifts in product mix; unanticipated costs, expenses or third party claims; interest rate, chemical and energy cost volatility; changes in returns on pension plan assets and/or assumptions used for determining employee benefit expense and obligations; unforeseen developments in the industries in which Penford operates; and other factors described in the “Risk Factors” section in reports filed by the Company with the Securities and Exchange Commission.
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CHARTS TO FOLLOW

Penford Corporation
Financial Highlights	Three months ended
(In thousands except per share data)	November 30
	2010	2009
	(unaudited)
Consolidated Results

Sales	$72,266	$67,070

Income from continuing operations	$336	$1,056
Income from discontinued operations, net of tax	—	3,482

Net income	$336	$4,538

Earnings per share, diluted — continuing operations	$0.03	$0.09
Earnings per share, diluted — discontinued operations	—	0.31

Earnings per share, diluted	$0.03	$0.40

Cash Flows

Cash flow provided by (used in) continuing operations:
Operating activities	$4,667	$11,820
Investing activities	(1,685)	7,936
Financing activities	(2,981)	(5,919)

	1	13,837
Net cash flow provided by discontinued operations	—	5,870

Total cash provided	$1	$19,707

Balance Sheets

	November 30,	August 31,
	2010	2010
	(unaudited)
Current assets	$61,015	$61,115
Property, plant and equipment, net	110,353	111,930
Other assets	34,864	35,363

Total assets	206,232	208,408

Current liabilities	25,916	26,000
Long-term debt	18,935	21,038
Redeemable preferred stock	35,288	34,104
Other liabilities	43,973	43,694
Shareholders’ equity	82,120	83,572

Total liabilities and equity	$206,232	$208,408

Penford Corporation
Consolidated Statements of Operations	Three months ended
(In thousands except per share data)	November 30
	2010	2009
	(unaudited)

Sales	$72,266	$67,070

Cost of sales	63,009	56,442

Gross margin	9,257	10,628

Operating expenses	5,194	6,488
Research and development expenses	1,094	998

Income from operations	2,969	3,142

Interest expense	2,270	1,798
Other non-operating income, net	89	636

Income from continuing operations before income	788	1,980
taxes

Income tax expense	452	924

Income from continuing operations	336	1,056

Income from discontinued operations, net of tax	—	3,482

Net income	$336	$4,538

Weighted average common shares and equivalents outstanding, diluted	12,339	11,266

Earnings per share, diluted — continuing operations	$0.03	$0.09
Earnings per share, diluted — discontinued operations	—	0.31

Earnings per share, diluted	$0.03	$0.40
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